PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 1 AMENDMENT LETTER From: DNB BANK ASA (as Agent of the other Finance Parties under the Agreement referred to below) To: MARINE HARVEST ASA Sandviksbodene 77A/B N-5035 Bergen, Norway Attention: Henrik Heiberg E-mail: henrik.heiberg@marineharvest.com / corporate.treasury@marineharvest.com Oslo, 13 July 2015 Dear Sirs, MARINE HARVEST ASA - EUR 555,000,000 MULTICURRENCY REVOLVING CREDIT FACILITY AGREEMENT DATED 4 NOVEMBER 2014 (THE "AGREEMENT") We refer to the Agreement. Terms defined in the Agreement shall have the same meaning when used in this letter (the "Amendment Letter") unless expressly defined herein. 1 BACKGROUND a) Pursuant to Clause 2.2 (Accordion Increase Option) of the Agreement, the Company has delivered to the Agent a request dated 22 May 2015 (the "Incremental Facility Request") whereby the Company has requested the Original Lenders to make available to the Company as Borrower an additional tranche of EUR 250,000,000 under the Facility (the "Incremental Facility Amount"). The Incremental Facility Amount shall be applied for the general corporate purposes of the Group, including (but not limited to) (i) accommodating the future growth of the Group, (ii) providing a liquidity buffer for the seasonality of the operations of the Group and, (iii) accommodating for the net interest-bearing debt of the Group to meet a set target of EUR 950,000,000 (following the March 2015 conversion of the 2013 convertible bonds of the Group into equity). b) Pursuant to Clause 20.1 (General - secured obligations), Marine Harvest Chile S.A. (being an Obligor under the Agreement, "MH Chile") is obliged to create a first ranking Transaction Security over thirty six (36) Aquaculture Licenses (the "New Licenses") which MH Chile acquired from the former farming company Acuinova Chile S.A. and which acquisitions were announced as being completed by notification to the Oslo Stock Exchange on 24 December 2014. Due to delays in the governmental relocation process of the New Licenses in Chile, MH Chile has to date been registered as the legal holder of only four (4) of the New Licenses, whereas the remaining thirty two (32) New Licenses are currently being leased by MH Chile. The relocation process is likely to complete in December 2015. Based on the above mentioned circumstances the Company has delivered to the Agent a request asking for consent to delay the creation of the Transaction Security over the New

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 2 Licenses until the governmental relocation process has come to an end, however limited in time until the end of January 2016 (the "Waiver Request"). c) To facilitate the availability of the Incremental Facility Amount the Company has requested certain amendments to the Agreement. This Amendment Letter is supplemental to, and amends, the Agreement. d) Pursuant to Clause 38 (Amendments and waivers) of the Agreement and on the terms and conditions of this Amendment Letter, we are pleased to confirm that the Finance Parties have consented to: (i) the amendments to the Agreement contemplated by the Incremental Facility Request; and (ii) the requested waiver set forth in the Waiver Request. 2 INTERPRETATION a) The provisions of Clause 1.2 (Construction) of the Agreement apply to this Amendment Letter as though they were set out in full in this Amendment Letter, except that references to the Agreement are to be construed as references to this Amendment Letter. b) In this Amendment Letter: "Amendment Letter Effective Date" means the date on which the Agent notifies the Company and the Original Lenders that all of the conditions set out in Clause 6 (Conditions precedent) have been duly satisfied or such later date as the Company and the Agent may agree in writing. 3 AMENDMENTS TO THE AGREEMENT a) The Finance Parties have consented to the Incremental Facility Request, whereby the Total Commitments will be increased with EUR 250,000,000 from EUR 555,000,000 to EUR 805,000,000 in accordance with Clause 2.2 (Accordion Increase Option) of the Agreement. b) As a consequence of the consents given in paragraph a) above, the Agreement shall be amended as follows: (i) The following new definitions shall be introduced in Clause 1.1 (Definitions) of the Agreement: ""July 2015 Amendment Letter" means the amendment letter dated 13 July and entered into between the Company, the Obligors and the Agent on behalf of the Finance Parties and which is supplemental to and amends this Agreement. ""Amendment Letter Effective Date" means the date on which the July 2015 Amendment Letter becomes effective in accordance with its terms."

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 3 (ii) The following definitions under Clause 1.1 (Definitions) of the Agreement shall be amended to read as follows: ""Total Commitments" means the aggregate of the Commitments, being EUR 805,000,000 as at the Amendment Letter Effective Date." c) As a consequence of the amendments set out in paragraph b) above, Part III (The Original Lenders and Commitments) of Schedule I (The Original Parties) of the Agreement shall be amended and the Commitments of the Original Lenders will, as from the Amendment Letter Effective Date, be as follows: Name of Original Lender Commitment DNB BANK ASA 241,500,000 Dronning Eufemias gate 30 P.O. Box 1600 Sentrum N-0021 Oslo, Norway NORDEA BANK NORGE ASA 241,500,000 Middelthunsgt. 17 P.O. Box 1166 Sentrum N-0366 Oslo, Norway ABN AMRO BANK N.V. 161,000,000 Gustav Mahlerlaan 10, P.O. Box 283 (HQ0087) 1000 EA Amsterdam The Netherlands COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. 161,000,000 Croeselaan 18 (UC-014), 3521 CB, Utrecht, The Netherlands P.O. Box 17100 (UC-014), 3500 HG Utrecht, The Netherlands EUR 805,000,000 4 WAIVER a) The Finance Parties have considered the Waiver Request and agree and accept that Company and MH Chile shall be granted an extension period (the "Extension Period") from and including the Amendment Letter Effective Date and up until 31 January 2016 to establish duly perfected and first ranking priority Transaction Security over the New Licenses. b) The Finance Parties hereby also acknowledge and agree that during the Extension Period the Company is not requested to give the representations set out in paragraph b) of Clause 21.3 (Binding Obligations) and the undertakings set out in paragraph c) of Clause 24.22 (Further Assurance) in relation to the New Licenses.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 4 c) For the avoidance of doubt, this Amendment Letter does not constitute a renunciation of any rights by the Finance Parties under the Agreement. The Finance Parties furthermore reserve all rights under the Agreement. 5 GUARANTEE AND SECURITY CONFIRMATION By signing this Amendment Letter, each Obligor ratifies and confirms to each Finance Party that: a) the increase of the Total Commitments set out in this Amendment Letter are subject to the terms and conditions of the Agreement, including, but not limited to, those set out in Clause 2.2 (Accordion Increase Option); b) the Incremental Facility Amount will rank pari passu with the Facility; c) the Transaction Security to which it is a party shall continue in full force and effect and shall continue to secure all obligations and liabilities of any of the Obligors under any of the Finance Documents, including and extending to the Incremental Facility Amount (save for in respect of Transaction Security governed by French Law); d) insofar as it relates to the Transaction Security governed by French law, the Incremental Facility Amount will be secured, subject to any applicable limitations, by an additional transaction security in accordance with Clause 3.5 (France: Additional Transaction Security) of the Intercreditor Agreement; e) the guarantee and indemnities set out in Clause 19 (Guarantee and Indemnity) of the Agreement shall continue in full force and effect, and include and extend to the ultimate balance of the Total Commitments as increased by this Amendment Letter (but, for the avoidance of doubt, always subject to the limitations and restrictions as further set out in Clause 19.12 (Chilean Guarantee) and Clause 19.13 (Limitations) of the Agreement); f) no Event of Default is continuing or is reasonably likely to result from the making of any Utilisation of the Incremental Facility Amount, at the date of this Amendment Letter, at the Amendment Letter Effective Date and/or on the Utilisation Date; and g) the amendments to the terms of the Agreement as set out in this Amendment Letter represent all amendments necessary to effect the increase of the Total Commitments as further set out herein. 6 CONDITIONS PRECEDENT The amendments set out in this Amendment Letter and the waiver consented to in Clause 4 (Waiver) will only become effective upon satisfaction of the Agent that the following conditions precedent have been met (or, if not, made subject to an express waiver granted in the absolute discretion of the Agent): a) the receipt by the Agent of a copy of this Amendment Letter, duly signed by the Company, the other Obligors and each of the Finance Parties; b) the receipt by the Agent of relevant board resolutions and/or such other corporate documents of the Company and the other Obligors as the Agent may reasonably request;

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 5 c) the receipt by the Agent of the following fees: (i) an arrangement fee to the Arrangers amounting to, in the aggregate, [***] of the Incremental Facility Amount; and (ii) a participation fee to the Original Lenders amounting to, in the aggregate, [***] of the Incremental Facility Amount, in each case, paid by the Company to the account of the Agent (for distribution to the Arrangers and the Original Lenders, respectively) within three (3) Business Days after the date of this Amendment Letter as follows: Account name: Bank: SWIFT: Account no: Reference: DNB Bank ASA DNB Bank ASA DNBANOKK 7001.04.47079 Marine Harvest — Arrangement and participation fee, and so that such payments shall be made by the Company without any set-off or counter-claim and free and clear of any withholding or deduction of or on account of applicable tax, including VAT, save as may be required by law. If the Company is required by law to make any deduction or withholding from any sum payable hereunder, the sum in respect of which the deduction or withholding is required to be made shall be increased to the extent necessary to ensure that the Agent receive and retain a net sum equal to that which the Agent would have received had no such deduction or withholding been required to be made; and d) the receipt by the Agent of a copy of any authorisation or other document, opinion or assurance which the Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, this Amendment Letter or for the validity or enforceability of this Amendment Letter. 7 REPRESENTATIONS Each Obligor confirms to each Finance Party that, on each of the dates of this Amendment Letter, the Amendment Letter Effective Date and on the Utilisation Date, the Repeating Representations: a) are true; and b) would also be true if references to the Agreement were construed as references to the Agreement as amended by this Amendment Letter. Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made. 8 MISCELLANEOUS

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 6 a) This Amendment Letter is designated by the Company and the Agent as a Finance Document for the purposes of the Agreement (and, for the avoidance of doubt, as a "Debt Document" for the purposes of the Intercreditor Agreement). b) The Parties agree that this Amendment Letter shall not constitute a novation for any purpose under any jurisdiction (including, but not limited to, within the meaning of Article 1271 of the French Code civil and article 1628 of the Chilean Civil Code) of any obligations of the Obligors under the Finance Documents. c) This Amendment Letter forms an integral part of the Agreement. Except as otherwise set out herein, the Agreement and the other Finance Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects by the Parties as if herein set forth in their entirety. d) The terms of sub-paragraph c) of paragraph 6 (Conditions precedent) in this Amendment Letter are confidential and no Obligor shall disclose the contents thereof to any person without the prior written consent of the Agent unless to the auditors, accountants, legal counsel, tax advisors or other professional advisors of any Obligor or unless required by law, a court, any regulatory or examining authority or any stock exchange. e) The provisions of Clause 34 (Notices), Clause 39 (Counterparts), Clause 40 (Governing law) and Clause 41 (Enforcement) of the Agreement shall be incorporated into this Amendment Letter as if set out in full in this Amendment Letter and as if references in those clauses to "this Agreement" are references to this Amendment Letter. Please confirm your agreement to the above by countersigning this Amendment Letter and returning it to the Agent.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 7 Yours faithfully DNB BANK ASA as Original Lender, Original Hedge Counterparty, Security Agent and Agent By: /s/ Rune Nilsen ___________ Name: Rune Nilsen Title: Senior Vice President NORDEA BANK NORGE ASA as Original Lender and Arranger By: __________________________ Name: Title: NORDEA BANK FINLAND PLC as Lender and Original Hedge Counterparty By: __________________________ Name: Title: ABN AMRO BANK N.V. as Original Lender, Arranger and Original Hedge Counterparty By: ________________________________ By: ______________________________ Name: Name: Title: Title: COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. as Original Lender, Arranger and Original Hedge Counterparty By: ________________________________ By: ______________________________ Name: Name: Title: Title: DNB MARKETS, a part of DNB BANK ASA as Arranger By: /s/ Rune Nilsen ___________ Name: Rune Nilsen Title: Senior Vice President

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 8 Yours faithfully DNB BANK ASA as Original Lender, Original Hedge Counterparty, Security Agent and Agent By: _____________________________ Name: Title: NORDEA BANK NORGE ASA as Original Lender and Arranger By: /s/ Otto Inge Skeide ____ Name: Otto Inge Skeide Title: Area Head of Credit NORDEA BANK FINLAND PLC as Lender and Original Hedge Counterparty By: /s/ Otto Inge Skeide ____ Name: Otto Inge Skeide Title: Area Head of Credit ABN AMRO BANK N.V. as Original Lender, Arranger and Original Hedge Counterparty By: ________________________________ By: ______________________________ Name: Name: Title: Title: COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. as Original Lender, Arranger and Original Hedge Counterparty By: ________________________________ By: ______________________________ Name: Name: Title: Title: DNB MARKETS, a part of DNB BANK ASA as Arranger By: _____________________________ Name: Title:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 9 Yours faithfully DNB BANK ASA as Original Lender, Original Hedge Counterparty, Security Agent and Agent By: _____________________________ Name: Title: NORDEA BANK NORGE ASA as Original Lender and Arranger By: __________________________ Name: Title: NORDEA BANK FINLAND PLC as Lender and Original Hedge Counterparty By: __________________________ Name: Title: ABN AMRO BANK N.V. as Original Lender, Arranger and Original Hedge Counterparty By: /s/ S.H. Limpens _____________ By: : /s/ P.B.A. Joartei _________ Name: S.H. Limpens Name: P.B.A. Joartei Title: Executive Director Title: Associate Director COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. as Original Lender, Arranger and Original Hedge Counterparty By: ________________________________ By: ______________________________ Name: Name: Title: Title: DNB MARKETS, a part of DNB BANK ASA as Arranger By: _____________________________ Name: Title:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 10 Yours faithfully DNB BANK ASA as Original Lender, Original Hedge Counterparty, Security Agent and Agent By: _____________________________ Name: Title: NORDEA BANK NORGE ASA as Original Lender and Arranger By: __________________________ Name: Title: NORDEA BANK FINLAND PLC as Lender and Original Hedge Counterparty By: __________________________ Name: Title: ABN AMRO BANK N.V. as Original Lender, Arranger and Original Hedge Counterparty By: ________________________________ By: ______________________________ Name: Name: Title: Title: COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. as Original Lender, Arranger and Original Hedge Counterparty By: /s/ T.B.H. Servatius ___________ By: : /s/ F.J. Elzinga ___________ Name: T.B.H. Servatius Name: F.J. Elzinga Title: Director Proxy B Title: Proxy AB DNB MARKETS, a part of DNB BANK ASA as Arranger By: _____________________________ Name: Title:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 11 We agree to the terms of this Amendment Letter: Date: 13 July 2015 The Company and the Obligors: MARINE HARVEST ASA By: /s/ Espen M. Refsli______ Name: Espen M. Refsli Title: Attorney-in-Fact MARINE HARVEST HOLDING AS MARINE HARVEST MINORITY HOLDING AS MARINE HARVEST NORWAY AS MARINE HARVEST FISH FEED AS STERLING WHITE HALIBUT AS MORPOL ASA MARINE HARVEST N.V. MARINE HARVEST INTERNATIONAL B.V. MARINE HARVEST HOLLAND B.V. MARINE HARVEST PIETERS NV MARINE HARVEST KRITSEN SAS LASCHINGER SEAFOOD GMBH MORPOL S.A. MARINE HARVEST (SCOTLAND) LTD. LAKELAND CAIRNDOW LTD. COMLUCHT IASCAIREACHTA FANAD TEORANTA BRADAN (MAOIL RUA) TEORANTA SILVER KING SEAFOODS LIMITED FANAD PETTIGOE TEORANTA BRADAN FANAD TEORANTA FEIRM FARRAIGE OILEAN CHLIARA TEORANTA MARINE HARVEST FAROES P/F MARINE HARVEST NORTH AMERICA INC. MARINE HARVEST CANADA INC. MARINE HARVEST USA HOLDING, LLC. MARINE HARVEST USA, LLC SALMOAMERICA CORP. AQUAMERICA INTERNATIONAL HOLDING S.A. PANAMERICA INTERNATIONAL HOLDING S.A. MARINE HARVEST CHILE S.A. OCEAN HORIZONS S.A. SALMONES TECMAR S.A. By: ___________________________ Name: Title: Attorney-in-Fact

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. 8794155/1 12 We agree to the terms of this Amendment Letter: Date: 13 July 2015 The Company and the Obligors: MARINE HARVEST ASA By: /s/ Pål Sverre Jørgensen ___ Title: Pål Sverre Jørgensen Title: Attorney-in-Fact MARINE HARVEST HOLDING AS MARINE HARVEST MINORITY HOLDING AS MARINE HARVEST NORWAY AS MARINE HARVEST FISH FEED AS STERLING WHITE HALIBUT AS MORPOL ASA MARINE HARVEST N.V. MARINE HARVEST INTERNATIONAL B.V. MARINE HARVEST HOLLAND B.V. MARINE HARVEST PIETERS NV MARINE HARVEST KRITSEN SAS LASCHINGER SEAFOOD GMBH MORPOL S.A. MARINE HARVEST (SCOTLAND) LTD. LAKELAND CAIRNDOW LTD. COMLUCHT IASCAIREACHTA FANAD TEORANTA BRADAN (MAOIL RUA) TEORANTA SILVER KING SEAFOODS LIMITED FANAD PETTIGOE TEORANTA BRADAN FANAD TEORANTA FEIRM FARRAIGE OILEAN CHLIARA TEORANTA MARINE HARVEST FAROES P/F MARINE HARVEST NORTH AMERICA INC. MARINE HARVEST CANADA INC. MARINE HARVEST USA HOLDING, LLC. MARINE HARVEST USA, LLC SALMOAMERICA CORP. AQUAMERICA INTERNATIONAL HOLDING S.A. PANAMERICA INTERNATIONAL HOLDING S.A. MARINE HARVEST CHILE S.A. OCEAN HORIZONS S.A. SALMONES TECMAR S.A. By: /s/ Pål Sverre Jørgensen ___ Title: Pål Sverre Jørgensen Title: Attorney-in-Fact